Exhibit 1

Westpac 2008 Merger Briefing Brad Cooper Group Chief Transformation Officer

 Early achievements in short time frame

 November 2008 December 2008

 13 Nov •   St.George shareholders vote in favour

 1 Dec •  Day 1 of merged Group

 •   Federal Court approval •  General Managers appointed

 •   Funding and liquidity strategy completed

 •  Customer@Centre Conference where 300+

 17 Nov •   Programme to deliver merger benefits 4/5 Dec

 commenced customer facing leaders participated

 •   Secure email between Westpac & St.George

 10 Dec •  Day 121 Plan (to 31 Mar 2009) in place

 established

 18 Nov •   Customer retention plans finalised for front line 17 Dec •  Top 4 management levels appointed employees

 19 Nov •  Governance structure and control framework

 implemented

 20 Nov •  Executive Team appointed

 25 Nov •  ATM fee waiver implemented

 •  Merger KPI tracking and reporting in place

 28 Nov •  Completed review of ‘Top 60’ sourcing contracts

2 Westpac December 2008 Merger Briefing

 A clear and detailed plan is in place

 High Level Integration Plan

 1 Dec 08 31 Mar 09 30 Sept 09 30 Sept 10

 Run the business Implement the new structure Delivering customer upside e.g. Commence systems platform

 - Continuity of legal - Top 4 levels by 17th Dec - WIB products to St.George integration

 - IT infrastructure

 arrangements - People leaders by 31st March customers

 - Financial transition - Wealth products to St.George - Data centres

 - Financial reporting

 - Key policy alignment customers - Customer information

 Customer management

 Consolidating support Further alignment of

 Focus on customers

 - No disruption to service

 functions businesses

 - Retention actions

 - Retention measurement

 - Finance - teams and systems - Move to single ADI

 - No disruption to service

 Deliver initial synergies

 - People - teams and systems - Common operations teams

 - Fee free ATM access

 - People

 - Risk - teams and systems - St George Basel II

 Focus on employees

 - Cost base

 Further customer upside e.g.

 - Treasury

 - Retention of key employees

 - Funding

 - New cross group products

 Consolidate Product & Ops

 - Transition to new structure

 Alignment of businesses

 - White labelled products

 - Product development

 - Email / network access

 - Policies

 - Insurance products

 - Common operations

 - Procedures

 - Cards products

 - Risk management

 - Locations

3      Westpac December 2008 Merger Briefing

 Clear operating model assists integration

 St.George Retail and Westpac Retail and

 Business Banking Business Banking

 Wealth Institutional New

 Product & Operations Zealand

 Technology

 Core/support

4 Westpac December 2008 Merger Briefing

 Multi-brand strategy central to merger value

 Each brand has common foundations

 •    Broad range of products •    Friendly employees providing great advice

 • Competitive pricing

 • Commitment to customers

 • Convenient access and efficient service

 • Commitment to the community

 Each brand has a distinct personality

 A professional, A bank with humanity A South Australian icon A ‘down to earth’

 aspirational bank with a

 lending specialist

 social conscience

 • Professional, friendly, •   Warm, down to earth, • Helpful, trustworthy people who • Straight forward, energetic commercially savvy people confident people know SA people

 • Aspires to help customers •   Not one of the big four and • Closer to South Australians • Better value, more flexible achieve their financial goals truly committed to customers than any other bank home loans

 •   Committed to sustainability and •   Committed to local • Committed to SA • Committed to helping those the environment communities on lower incomes and the

 self-employed

5      Westpac December 2008 Merger Briefing

 St.George Bank opportunity

 Customer satisfaction Share of customers' banking and finance

 (3m avg, % very or fairly satisfied) products (%)

 95 20 St.George

 90 18

 16 Average of Major Banks

 85

 14

 80

 12

 75 10

 8

 70

 6

 65

 4

 60 2

 Oct-02    Oct-03    Oct-04    Oct-05    Oct-06    Oct-07    Oct-08 0

 St.George Group Credit Unions Wealth General Risk & Life

 Management Insurance Insurance

 Building Societies Other Regionals (avg)

 Source: Roy Morgan Research.  Base: Respondents with a deposit / transaction relationship at Source: Roy Morgan Research - Finance Monitor, 12 months to October 2008 institution (aged 14+)

6 Westpac December 2008 Merger Briefing

 A clear and detailed plan is in place

 High Level Integration Plan

 1 Dec 08 31 Mar 09 30 Sept 09 30 Sept 10

 Run the business Implement the new structure Delivering customer upside e.g. Commence systems integration

 - Continuity of legal - Top 4 levels by 17th Dec - WIB products to St.George - IT infrastructure arrangements - People leaders by 31st March customers - Data centres

 - Financial transition - Wealth products to St.George

 - Financial reporting - Customer information

 - Key policy alignment customers Further business alignment

 Customer management

 Consolidating support

 Focus on customers - Single ADI

 - No disruption to service

 functions

 - Retention actions - Common operations teams

 - Retention measurement

 - Finance - teams and systems

 - No disruption to service - St George Basel II

 Deliver initial synergies

 - People - teams and systems

 Further customer upside e.g.

 - Fee free ATM access

 - People

 - Risk - teams and systems

 - New cross-group products

 Focus on employees

 - Cost base

 - Retention of key employees - Funding - Treasury - White labelled products

 - Transition to new structure Alignment of businesses Consolidate Product & Ops - Insurance products

 - Product development - Cards products

 - Email / network access

 - Policies

 - Common operations

 - Procedures

 - Risk management

 - Locations

7      Westpac December 2008 Merger Briefing

 Concentrated customer retention initiatives

 •    Customer retention is a key priority

 •    Strategies in place for each key customer segment

 - Segment risks identified

 - Mitigation plans in place

 -   Measures are being monitored monthly

 Overview of Customer Retention Planning

 Pre-merger 1 Dec 2008 Mar 2009 Sep 2009

 Baseline developed

 by segment

 Retention plans

 developed & implemented

 Measures embedded in

 scorecards and monitored

 1 Dec 17 Dec

8 Westpac December 2008 Merger Briefing Day 1 Market Briefing

 Top level appointments in place

 Number of roles in top four levels of the organisation

 Westpac St.George Westpac Group1

 CEO 1 1 1

 Group Executive 9 9 12

 General Manager 74 70 87

 General Manager 451 338 434

 Direct Reports

 1  Represents total new positions in the merged group.  A number of individuals have accepted roles below this level.

9      Westpac December 2008 Merger Briefing

 $700m integration costs

 Integration costs ($m) •    Integration costs of $700 million, phased

 800 4% in FY08, 61% in FY09, 31% in FY10

 and 4% in FY11

 700 •    Excludes transaction costs incurred by

 600 St.George

 500 338 IT, Systems and Operations

 IT, systems and operations •    IT Strategy to be completed 31 March, 2009

 400

 Restructuring & outsourcing Early Focus

 300 • Finance systems integration (GL/reporting)

 168

 Integration costs

 200 •    Risk framework integration (Basel ll)

 86 Transaction costs & stamp • Human resource systems

 100 duty •    Treasury and risk systems in WIB

 71

 Revenue & retention

 0 37 • Data centre consolidation (feasibility)

 * Note: Integration costs includes all upfront implementation costs

10 Westpac December 2008 Merger Briefing

 Merger benefits exceeding initial estimates

 Merger benefits - acquisition model ($m) • Revenue benefits

 Revenue attrition -   Applying St.George middle market

 800 Cost synergies model to Westpac

 -   Cross sell of WIB products into

 600 Funding benefits

 St.George

 Revenue benefits

 400

 365 -   Insurance and wealth cross sell,

 400

 255 including BT Super for Life

 - Enhancing credit card capability

 200 100 100

 100

 120 - Transaction/payment services

 175 175

 115

 0 70 • Initial model assumed 4% revenue attrition.

 (20) (160) (175)

 (150) Targeting no customer loss

 -200

 FY09 - FY10 - FY11 - FY11 -

 Model Model Model Target

11     Westpac December 2008 Merger Briefing

 Internal measures of success

 Category Metrics

 Market share

 Customer Net Promoter Score/ Customer Satisfaction

 Retention rates

 Integration costs Cost to income ratio

 Integration financials Cost synergies Headcount (targeted areas)

 Revenue synergies Impairment charges

 People Employee engagement

 Employee retention

12 Westpac December 2008 Merger Briefing

Strong start to the merger

Clear strategy in place

Appointed top 4 levels of organisation in the first 30 days

Robust customer retention plans in place

Cost savings 10% ahead of estimates

Operating model assisting integration

Focus to 31 March 2009:

Completion of IT strategy development

Critical projects

Continuation of people appointments

Westpac December 2008 Merger Briefing

Westpac 2008 Merger Briefing Phil Coffey Chief Financial Officer

Final merger metrics  Formal accounting acquisition date 17 November 2008   Westpac share price $16.32 (St.George implied share price $21.38)   Purchase price $12.2bn   Price to book ratios (times)  3.0 2.1 2.6  2.5 1.7 1.7 1.7 1.7 1.9    2.0    1.5   0.8  1.0  0.5  0.0    Price to earnings ratios (times) 18 19  20 14.7 15.5 16.3 16.5    15 9.2 11.2      10  Price to book 1.7x (Price to book on banking business around 1.6x)   WBC/SGB CBA/BankWest SGB/Advance HBOS/BankWest Suncorp/Metway WBC/Bk of Melb CBA/Colonial Bendigo/Adelaide Price to earnings multiple 9.2x  15     Westpac December 2008 Merger Briefing

Increased expense savings to $400m

Expense synergies originally modelled on 20-25% of the St.George cost base

Valuation assumes $365m expense savings, based on valuation forecast for St.George FY08 expenses of $1.46bn

Source of cost savings

• Restructuring and outsourcing 66%

 Banking 85%

• Procurement and property 13%

 Wealth 15%

• Systems and infrastructure 8%

• Other 13%

16     Westpac December 2008 Merger Briefing

 Goodwill and intangibles

 $bn

 Consideration 12.2

 Less St.George net •  St.George net assets as at 30 September 2008 7.0 assets as at 17 • St.George 2008 final dividend (0.7)

 November 2008

 •  Removing hybrids (SAINTS & SPS) (0.5)

 • Fair value, including credit provisions tba

 • Statutory profit and movements in reserves to 17 November 2008 tba

 Less Identified • Brand – St.George and Asgard tba

 intangible assets • Core deposits tba

 • Other small intangibles tba

 • Deferred tax liabilities (recognised for amortising intangibles only) tba

 Equals Goodwill preliminary range 4 - 6

17     Westpac December 2008 Merger Briefing

 Healthy starting capital position

 30 September 2008 Pro-forma impacts on Westpac’s Tier 1 capital ratio (%)

 8.5 Tier 1 target range: 6.75% - 7.75% 92bps 8.32%

 8

 7.78%

 36bps 7.58%

 7.5

 7.45%

 (2bps)

 (18bps)

 (8bps)

 7 (13bps)

 6.57%

 6.5

 6

 SGB Tier 1 WBC Tier 1 Aggregate Tier SGB to  Basel Loss of SGB SAINTS WBC DRP Tier 1 merged Allowance for Share Pro-forma Tier

 (Basel I) (Basel II) 1 ratio II standardised DRP redemption u'write entity acquisition adj placement 1 merged entity

18 Westpac December 2008 Merger Briefing

Allowance of $500m in fair value adjustments

Adjustments Comment

Technical accounting •   Required to recognise a deferred tax liability on intangibles that amortise (approx. $150m), which grosses up goodwill (increases issues in relation to

 capital deduction)

goodwill/intangibles

 •   Amount returns over time as the items amortise

 •   Provisioning

 -  Some increase in total provisions anticipated

Fair value -  Some movement in provisions from St.George GRCL to provisioning

Crusade CP No.1 (Asset-backed CP conduit)

A$1.2 bn portfolio of diversified corporate debt requires revaluation at 17 November 2008

Westpac December 2008 Merger Briefing

Capital considerations

Target Ranges •   Currently seeking to maintain ratios towards top or above our target range of Tier 1 6.75% to 7.75%

Hybrids • Need to issue an Exchange notice to St.George hybrid holders by 29 Mar 2009 (~$875m)

 •    Considering issue of a new Westpac hybrid – will look to align issue date with date of redemption

Share Purchase •   To be offered in January 2009 to Australian/NZ resident shareholders on the register at 8 December

 2008 (eligible shareholders)

Plan (SPP)

 •   Eligible shareholders can apply for specific increments (up to $10,000) of Westpac shares (subject to ASIC relief), with the ability to scale back applications if total demand exceeds $500m

 •   St.George Basel II advanced accreditation not expected for 12 – 18 months

Basel II •   APRA has ruled that accreditation will only be provided for the entire ADI

 •   Advanced accreditation may see St.George RWA reduce by between 10% – 15%

Pillar 3 disclosure • St.George will NOT be included in Pillar 3 disclosures for December 2008.  (APRA has agreed to this treatment).  St.George will be included as a non-consolidated subsidiary

St.George will be fully included in Pillar 3 disclosures from March 2009

Westpac December 2008 Merger Briefing

New reporting structure from 31 March 2009    St.George Retail and Westpac Retail and BT Financial Westpac Westpac New   Institutional  Business Banking (SRBB) Business Banking (WRBB) Group (BT) Zealand (NZ)   Bank (WIB)    • St.George retail and • Incorporates former • Includes • Little change • No change   business banking Westpac Business Financial St.George to WIB   operations, including Services (BFS) and wealth and business   BankSA Consumer Financial private bank • Includes   Services (CFS)   Premium   • Premium Business Group1   Business   moved to WIB Group1   1  Businesses with turnover typically from $50m – $100m    21 Westpac December 2008 Merger Briefing

Financial reporting plans

Pro-forma accounts for the merged Westpac and St.George bank as if acquisition occurred on 1 October 2007

Historical half on half results to be provided in result template (April 2009)

Business unit comparatives to be included

Cash earnings adjustments to include:

Transaction and integration costs that have been expensed

Amortisation of intangibles, as non-cash flow item

Statutory accounts based on the acquisition date of 17th of November 2008

Westpac December 2008 Merger Briefing

Merger on track, with benefits upside

Integration proceeding well

No change to growth-focused approach and protection of brands, distribution and customer value

Merger benefits above initial estimates and expense savings higher – upside from minimising attrition and enhancing revenues

New reporting structure aligned with operating model

On track to deliver significant benefits to customers and shareholders

23     Westpac December 2008 Merger Briefing

Executive team



Gail Kelly, CEO



Greg Bartlett
St.George Retail & Business Bank



Peter Hanlon
Westpac Retail & Business Banking



Rob Coombe
Chief Executive BT Financial Group



Philip Chronican
Institutional Bank



George Frazis
Chief Executive New Zealand
(Commences early 2009)



Brad Cooper
Group Chief Transformation Officer



Peter Clare
Product & Operations



Rob Whitfield
Risk Management



Phil Coffey
Chief Financial Officer



Bob McKinnon
Technology



Ilana Atlas
People



John Arthur
Counsel & Secretariat

24 Westpac December 2008 Merger Briefing

Westpac

Disclaimer  The material contained in this presentation is intended to be general background information on Westpac Banking Corporation and its activities.  The information is supplied in summary form and is therefore not necessarily complete. Also, it is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs.  The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information.  This presentation contains statements that constitute “forward-looking statements” within the meaning of section 21E of the U.S. Securities Exchange Act of 1934. The forward-looking statements include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions and results of operations and financial condition, including, without limitation, indicative drivers, forecasted economic indicators and performance metric outcomes.  We use words such as ‘may’, ‘expect’, 'indicative', ‘intend’, ‘forecast’, ‘likely’, ‘estimate’, ‘anticipate’, ‘believe’, or similar words to identify forward- looking statements. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of the risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may vary materially from the expectations described in this presentation. Factors that may impact on the forward-looking statements made include those described in the sections entitled 'Risk factors,' 'Competition' and 'Risk management' in Westpac’s 2007 Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission and in the section entitled ‘Principal risks and uncertainties’ in Westpac’s Interim Financial Report for the half year ended 31 March 2008 available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation, and do not intend, to update any forward-looking statements contained in this presentation. 25     Westpac December 2008 Merger Briefing